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                                                                 EXHIBIT 10.1(A)

LOGO

                          CERTIFICATION OF RESOLUTIONS

                          OF THE BOARD OF DIRECTORS OF

                            LITTON INDUSTRIES, INC.

     I, the undersigned JEANETTE M. THOMAS, Secretary of LITTON INDUSTRIES, INC., a corporation organized and existing under the laws of the State of Delaware, DO HEREBY CERTIFY that the following is a true and correct extract of certain resolutions duly adopted by the Board of Directors of said corporation on December 8, 1994, in accordance with the laws of Delaware and the By-laws of this corporation, and that these resolutions are in full force and effect as of the date hereof:

        RESOLVED, that pursuant to Article III, Section 11, of the By-laws of this corporation, during calendar year 1995 the members of the Board of Directors of this corporation who are not employees of this corporation ("nonemployee directors") shall be paid a fixed fee of $27,500 for services to be rendered as members of the Board of Directors, payable in quarterly installments of $6,875 at the beginning of each calendar quarter, and, in addition thereto, they shall be paid an attendance fee of $1,500 for each Board meeting attended by them, payable following any such meeting attended;

        RESOLVED FURTHER, that during calendar year 1995 nonemployee directors of this corporation shall be paid a fee of $1,500 for attendance at each Board committee meeting, with the exception of attendance at meetings of the Executive Committee, payable following any such meeting attended;

        RESOLVED FURTHER, that during calendar year 1995 a nonemployee director serving as Chairman of the Board of the Corporation shall be paid a fixed fee for services to be rendered as Chairman of the Board of $60,000, payable in quarterly installments of $15,000 at the beginning of each calendar quarter; a nonemployee director serving as Chairman of the Executive Committee of the Corporation shall be paid a fixed fee for services to be rendered as Chairman of the Executive Committee of $15,000, payable in quarterly installments of $3,750 at the beginning of each calendar quarter; and any nonemployee director serving as a member of the Executive Committee (but not as Chairman thereof or the Chairman of the Board) shall be paid a fixed fee for services to be rendered as a member of the Executive Committee of $12,000, payable in quarterly installments of $3,000 at the beginning of each calendar quarter; and

        RESOLVED FURTHER, that the members of the Board shall be paid their normal travel and incidental expenses incurred in traveling to any Board or Board committee meeting upon presentment of invoices covering such expenditures to the Secretary of the Corporation.

     IN WITNESS WHEREOF, I have here unto subscribed my name and affixed the seal of said corporation at Woodland Hills, California, this 10th day of October, 1995.

[SEAL]                                    /s/ JEANETTE M. THOMAS
                                          --------------------------------------
                                          Jeanette M. Thomas
                                          Secretary